SERVICES AGREEMENT

This Services Agreement (the "Agreement") is entered into and effective January 10, 2018 (the "Effective Date"), by and between **JUPITER ORPHAN THERAPEUTICS, INC.**, 601 Heritage Drive, Jupiter, Florida 33458 ("**JOT**") and **TECHNICAL RESOURCES INTERNATIONAL, INC.**, with offices at 6500 Rock Spring Drive, Suite 650, Bethesda, Maryland 20817 ("**TRI**") (each a "Party," and together, the "Parties").

WITNESSETH:

WHEREAS, JOT desires TRI to provide regulatory support services; and

WHEREAS, TRI is willing and able to provide such services under the terms and conditions hereinafter set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the promises and mutual covenants and agreements contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. TERM. The term of this Agreement shall begin on the Effective Date and end on January 5, 2021, unless earlier terminated as specified herein. This Agreement may be extended by mutual written agreement of the Parties.

2. SCOPE OF SERVICES.

A. TRI shall provide regulatory support services to JOT as requested. Tasks may include, but are not limited to, the following:

- Writing, publishing, and electronically submitting to the Food and Drug Administration (FDA) new Investigational New Drug (IND) Applications, and applicable IND lifecycle submissions
- Writing, and submitting follow-up submissions to Orphan Drug Designation (ODD) Requests (Annual Reports, revisions, etc.)
- Regulatory review of documents for submissions that are received by JOT and other stakeholders
- eCTD remediation of documents for submissions that are received by JOT and other stakeholders
- Regulatory consulting and/or research to support JOT's product development plan
- Writing and submitting requests or applicable packages to the FDA as needed, including, but not limited to, FDA meeting packages, Rare Orphan Disease Designation Requests, Priority Review requests, etc.

B. JOT and TRI agree that the following assumptions apply to this Scope of Services:

- TRI will initiate work on individual tasks at the request of JOT.
- TRI will provide electronic and/or hard copies of regulatory files to JOT for its records.
- TRI will not function as the Regulatory Agent for JOT, and JOT will be the signatory on all FDA submissions.
- The official documents of record will be held by JOT.
- The Scope of Services is limited to regulatory support services, and TRI makes no guarantees that TRI's guidance will ensure success of an individual filing or of JOT's overall development program.

3. COMPENSATION.

A. In consideration of performance of the Services, JOT shall pay TRI an hourly rate of Two Hundred Dollars ($200) per hour, which may escalate four percent (4%) per year; as well as a per-submission system publishing fee of Two Hundred Fifty Dollars ($250) for each regulatory submission. The Parties understand and agree that any changes, additions, or omissions to the Services, or to the underlying assumptions as described in Section 2, Scope of Services, may result in corresponding adjustments to the price.

B. Upon execution of this Agreement and before commencement of Services, JOT shall remit Twenty Thousand Dollars ($20,000) to TRI, to be held as a non-interest-bearing retainer, to be applied against charges for Services performed and expenses incurred. TRI shall submit monthly invoices by email to m.hayward@jupiterorphan.com for any Services performed and expenses incurred in the prior month (as applicable), and will offset such invoices against the retainer. When seventy-five percent (75%) of the retainer has been depleted, TRI shall notify JOT, and payment will be due upon receipt of invoice to replenish the retainer to Twenty Thousand Dollars ($20,000). Any unearned portion of the retainer will be returned to JOT upon termination of this Agreement.

C. JOT shall remit payment for retainer replenishment invoices to TRI by check, ACH or wire transfer to the following address:

Technical Resources International, Inc.
6500 Rock Spring Dr., Suite 650
Bethesda, Maryland 20817
Attention: Accounts Receivable

Tax ID number: 52-1122901
Email: psong@tech-res.com

ACH information: ABA Routing Number: 061000104
Account Number: 209304154

Should JOT make any payments to TRI by wire transfer, each Party shall be responsible for its own wire transfer processing fees.

4. CONFIDENTIAL INFORMATION.

A. Each Party agrees to keep strictly confidential and not disclose to any third party the other Party's "Confidential Information," which is defined as all information concerning the other Party or its business, products (whether currently marketed products or products in research or development), or services, or the business, products and services of the other Party's clients, that is not generally known to the public, including, without limitation, (a) any trade secrets, patents, patent applications, drawings, claims or other intellectual property rights or proprietary methods or processes, (b) any techniques, inventions, ideas, methods, processes, formulas, (c) any research and development plans, strategies and projects, (d) any technical, financial or business information or data, (e) any pricing, sales, marketing, customer or supplier information or data, (f) any product, financial, strategic or other business plans, strategies or projects, or (g) any software, hardware or other computer programs, program modules, source code, object code, systems or similar data or information, in any medium, whether oral, written, graphic, technological (software, hardware or otherwise) electronic, or other form.

B. Each Party shall use the other's Confidential Information solely for the purposes contemplated by this Agreement and for no other purpose without the prior written consent of the other Party. Neither Party shall publish, disseminate or otherwise disclose Confidential Information of the other Party to any third party except as authorized in this Agreement, without first obtaining the written consent of such other Party. Each Party shall restrict the dissemination of the other's Confidential Information with its organization to only those persons who have a need to know, shall ensure that all its directors, officers, employees, agents, representatives and advisors (collectively, "Representatives") who receive Confidential Information are aware of this Agreement and bound by terms of confidentiality no less stringent than those stated herein. In addition, prior to providing any Confidential Information to an authorized third party other than a Representative, the receiving Party will ensure that such third parties are bound to written obligations of confidentiality that are no less stringent than those contained herein.

C. This Section does not apply to information which the receiving Party can prove by its written records was in its possession prior to the time of disclosure by or on behalf of the disclosing Party, and which was not acquired directly or indirectly from the disclosing Party; or which becomes available to the receiving Party from a third party which does not have a duty or obligation to the disclosing Party to maintain the confidentiality of said information; or which the receiving Party can demonstrate was independently developed by the receiving Party without use of or reliance upon such Confidential Information.

D. All obligations under this Section shall expire seven (7) years after the Effective Date.

5. INDEPENDENT CONTRACTOR. In the performance of Services hereunder, TRI is acting in the capacity of an independent contractor, and its employees shall not be deemed to be employees or agents of JOT for any purpose under any applicable federal or state statutes, rules, regulations, or orders of any competent governmental authority, including, without limitation, tax laws, workers' compensation laws and occupational safety and health laws, immigration laws, and anti-discrimination laws. Neither Party shall not act as an agent of the other Party, ostensibly or otherwise, nor bind the other Party in any manner, unless specifically authorized to do so in writing.

6. LIMITATION OF LIABILITY.

A. Under no circumstances shall either Party be liable to the other Party or to any third parties for incidental, indirect, special or consequential damages of any kind, including, without limitation, lost profits, loss of use of equipment or services, or damages to business or reputation arising from the performance or non-performance of any aspect of this Agreement, whether in contract or tort or otherwise, and whether advisory has been made of the possibility of such damages.

B. JOT shall be responsible for liabilities arising from errors or omissions made by it in the transmission of information to TRI, and TRI shall be entitled to assume the accuracy and lawfulness of all information transmitted to it by JOT, and to rely on such information, for all purposes under this Agreement. JOT agrees that the use of any such items, material or information by TRI in carrying out the Services shall not infringe upon the intellectual property rights of any third party.

C. Subject to Section 6.B above, TRI shall not be responsible for a failure to meet its obligations under this Agreement to the extent caused by the following: (i) materially inaccurate data submitted by JOT; or (ii) any failure by JOT to meet its obligations stated in this Agreement. It is understood that TRI shall not be liable to JOT nor be deemed to have breached this Agreement for delays arising from JOT's failure to timely provide such required data, documents, materials or information, in order for TRI to perform the Services in accordance with any agreed upon timelines or deadlines. JOT acknowledges that if such delays occur, then performance of the Services by TRI shall be extended by the length of time of

such delays; provided that the Parties shall consider opportunities to limit the impact of such delay by adjusting other elements of the schedules or timelines, if and as applicable.

D. In no event, other than as a consequence of the gross negligence or willful misconduct of TRI, its directors, officers, employees, subcontractors or agents, shall the collective, aggregate liability (including, without limitation, contract, negligence and tort liability) of TRI or its directors, officers, employees, subcontractors or agents under this Agreement exceed the amount of fees actually received by TRI from JOT under this Agreement.

7. INDEMNIFICATION.

A. JOT shall indemnify, defend and hold harmless TRI and its directors, officers, employees and agents (each, a "TRI Indemnified Party"), from and against any and all losses, damages, liabilities, reasonable attorney's fees, court costs and expenses (collectively, "Losses"), joint or several, resulting or arising from any third-party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with this Agreement, or the Services contemplated herein (including, without limitation, any Losses arising from or in connection with the product or potential product to which this Agreement relates), except to the extent such Losses are determined to have resulted primarily from the negligence or willful misconduct of the TRI Indemnified Party seeking indemnity hereunder.

B. TRI shall indemnify, defend and hold harmless JOT and its directors, officers, employees and agents (each, a "JOT Indemnified Party"), from and against any and all Losses, joint or several, resulting or arising from any third-party claims, actions, proceedings, investigations or litigation relating to or arising from or in connection with this Agreement, or the Services contemplated herein to the extent such Losses are determined to have resulted primarily from the negligence or willful misconduct of TRI.

C. Either Party shall give the other Party prompt notice of any such claim or lawsuit (including a copy thereof) served upon it, and shall fully cooperate with the first Party and its legal representatives in the investigation of any matter the subject of indemnification. Neither Party shall unreasonably withhold its approval of the settlement of any claim, liability, or action covered by this Section.

8. INSURANCE. TRI and JOT shall, each at its own expense, obtain and maintain insurance of a type and amount adequate to cover all loss, damage, liability or costs with respect to which each is liable to indemnify the other under this Agreement, and shall not do or omit any act, matter, or thing which may prejudice or render voidable any such insurance. All insurance must be provided by carriers with A.M. Best or S&P ratings of "A-XV" or better.

9. TERMINATION. Either Party may terminate this Agreement without cause at any time during the term of the Agreement upon thirty (30) days' prior written notice to the other Party. Either Party may terminate this Agreement for material breach upon ten (10) days' written notice specifying the nature of the breach, if such breach has not been substantially cured within the ten (10) day period. Either Party may terminate this Agreement immediately upon provision of written notice if the other Party becomes insolvent or files for bankruptcy.

10. FORCE MAJEURE. Should events beyond the reasonable control of either Party, such as acts of the other Party; acts of the Government; acts of God; acts of third persons; strikes, embargoes, delays in the mail, transportation and delivery; power failures and shortages; fires, floods, epidemics, and unusually severe weather conditions; wars; or terrorist acts, materially affect either Party's ability to perform, this Agreement may be terminated by either Party in writing without penalty.

11. GOVERNING LAW; DISPUTES. This Agreement will be governed by and construed according to the laws of the State of Delaware, without reference to its conflicts of law principles. Each Party expressly waives the right to jury trial for the adjudication of any dispute arising under this Agreement. In the event that any action shall be brought by either Party to restrain any breach or threatened breach of any provision of this Agreement, the Parties hereby agree that the prevailing Party shall be reimbursed by the non-prevailing Party for all costs and expenses, including reasonable attorney's fees, incurred by the prevailing Party by reason of such breach or threatened breach.

12. ASSIGNMENT. This Agreement shall not be assigned, in whole or in part, by either Party without the prior written consent of the other Party. This restriction applies to any and all transfers, delegations and/or assignments, including but not limited to stock ownership changes, mergers, reorganizations and consolidations. Any such novation, delegation or assignment not conducted in accordance with this Section shall be deemed a material breach of this Agreement and serve as grounds for termination of this Agreement by the non-breaching Party, in addition to any other remedies available to the non-breaching Party.

13. SEVERABILITY. If any provision of this Agreement or its application in any particular circumstance is held illegal, invalid or unenforceable, such provision shall be ineffective to the extent of such illegality, invalidity or unenforceability, and the remainder of this Agreement shall remain in full force and effect.

14. ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement contains the entire understanding between the Parties with respect to the subject matter contained herein; it supersedes all prior written or oral communications, negotiations, understandings or agreements of any kind with respect to such subject matter. All rights and obligations of the Parties expressed herein shall be in addition to, and not in limitation of, those provided by applicable law. No waiver, amendment or modification of this Agreement shall be effective unless made in a written agreement that explicitly refers to this Agreement and that is signed by authorized representatives of both Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

15. NOTICE. Notices required or permitted under this Agreement shall be in writing and delivered by certified mail, return receipt requested, courier, or by facsimile or electronic transmission (followed up by telephone call to confirm receipt of facsimile or electronic transmission) to the persons whose names and business addresses appear below, and such notice shall be effective on the date of receipt or refusal thereof by the receiving Party. Any notice delivered by hand shall be deemed received at the time of delivery and any notice sent by certified mail or courier shall be deemed to have been received and the date shown as received or upon the return receipt. Any notice sent by facsimile transmission or electronic transmission shall be deemed to have been delivered upon the date verbal confirmation of receipt of such notice has been made.

If to JOT:
Marshall A. Hayward, Ph.D., Director and CSO
Jupiter Orphan Therapeutics, Inc.
601 Heritage Drive
Jupiter, Florida 33458
Tel: 908.218.4273
Email: m.hayward@jupiterorphan.com

If to TRI:
David E. Malloy, Director of Contracts
Technical Resources International, Inc.

6500 Rock Spring Drive, Suite 650
Bethesda, Maryland 20817
Tel: 301.897.7408
Fax: 301.897.7403
Email: dmalloy@tech-res.com

Any Party may change said Party's address for purposes of this Section by giving to the Party intended to be bound thereby, in the manner provided herein, a written notice of such change.

16. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. SURVIVAL. The obligations of the Parties contained in Sections 3, 4, 6, 7, 11 and 17 of this Agreement shall survive its termination.

18. COUNTERPARTS. This Agreement and any amendment hereto may be signed in counterparts, both of which shall be deemed to be an original but when taken together shall constitute one and the same agreement and shall become effective when a counterpart has been signed by each of the Parties hereto and delivered to the other (by facsimile or otherwise).

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement below to indicate their acceptance of its terms, as of the Effective Date.

JUPITER ORPHAN THERAPEUTICS, INC.

By: /s/ Marshall A. Hayward

Name: Marshall A. Hayward, Ph.D.

Title: Director and CSO

TECHNICAL RESOURCES INTERNATIONAL, INC.

By: /s/ David E. Malloy

Name: David E. Malloy

Title: Director of Contracts